SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule  14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                 SIGCORP, INC.
                                      AND
                    SOUTHERN INDIANA GAS & ELECTRIC COMPANY
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   -------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   -------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -------------------------------------------------------------------

   5) Total fee paid:
   -------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.



1) Amount Previously Paid:

   ---------------------------------------

2) Form, Schedule or Registration Statement No.:

   ---------------------------------------

3) Filing Party:

   ---------------------------------------

4) Date Filed:

   ---------------------------------------

                                  SIGCORP, INC.
                                       AND
                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                              20 N.W. FOURTH STREET
                         EVANSVILLE, INDIANA 47741-0001


                 NOTICE OF JOINT ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 28, 1998


TO THE STOCKHOLDERS OF SIGCORP, INC. and
SOUTHERN INDIANA GAS AND ELECTRIC COMPANY:

     NOTICE IS HEREBY GIVEN THAT THE JOINT ANNUAL MEETING OF STOCKHOLDERS OF SIGCORP, INC. ("SIGCORP") AND SOUTHERN INDIANA GAS AND ELECTRIC COMPANY ("SIGECO") IS CALLED AND WILL BE HELD ON TUESDAY, THE 28TH DAY OF APRIL, 1998, AT 3:00 P.M., AT THE NORMAN P. WAGNER CENTER ADMINISTRATION BUILDING, ONE NORTH MAIN STREET, EVANSVILLE, INDIANA, FOR THE FOLLOWING PURPOSES:

          1. To elect three directors of SIGCORP and three directors of SIGECO to serve a term of three years and until their successors are duly elected and qualified;

          2. To ratify the appointment of Arthur Andersen LLP as auditors for 1998; and

          3. To transact any and all business in connection with the foregoing and any other business that may properly come before the meeting and any adjournment or adjournments thereof.


                                         By Order of the Boards of Directors,


                                         /s/ T.L. Burke
                                         --------------
                                         T.L. Burke
                                         Secretary

Evansville, Indiana
March 23, 1998


     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING IN ORDER THAT A QUORUM WILL BE ASSURED. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO BE PRESENT AT THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE. IF YOU ATTEND THE MEETING AND SO REQUEST, THE PROXY WILL NOT BE VOTED.

                           LOCATION OF APRIL 28, 1998
                          ANNUAL SHAREHOLDERS' MEETING


[MAP]


                       NORMAN P. WAGNER OPERATIONS CENTER
                    Southern Indiana Gas and Electric Company
                           One N. Main Street 465-4153


     Parking for shareholders will be provided in the Employee and Visitors' parking lot on the corner of North Main and Division Streets. Please use the entrance marked "Main Street Entrance" on the above map. Entry to the building will be through the doors indicated by the arrow.



                             YOUR VOTE IS IMPORTANT

     PLEASE READ THE PROXY STATEMENT AND SIGN, DATE AND MAIL THE PROXY IN THE PREPAID ENVELOPE WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY PRIOR TO OR AT THE MEETING AND VOTE IN PERSON IF YOU WISH. IF YOUR SHARES ARE HELD BY A BROKER, BANK OR NOMINEE, IT IS IMPORTANT THAT THEY RECEIVE YOUR VOTING INSTRUCTIONS.

                                  SIGCORP, INC.
                                       AND
                    SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                              20 N.W. FOURTH STREET
                         EVANSVILLE, INDIANA 47741-0001


                              JOINT PROXY STATEMENT
                                       FOR
                      JOINT ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1998


                                  INTRODUCTION

     This Joint Proxy Statement is provided to the shareholders of SIGCORP, Inc. ("SIGCORP") and Southern Indiana Gas and Electric Company ("SIGECO") in connection with their annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held at 3:00 p.m., Central Daylight Time, at the Norman P. Wagner Center Administration Building, One North Main Street, Evansville, Indiana. The SIGCORP and SIGECO annual meetings will be held in conjunction with each other at the same time and location.


                               GENERAL INFORMATION
SOLICITATION OF PROXIES

     The management solicits your proxy for use at the joint annual meeting. Shares held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the management. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. Abstentions and broker non-votes are not counted in the tally of shares voted at the meeting. You may revoke your proxy at any time before it is exercised by written notice to SIGCORP or SIGECO, as the case may be, received prior to the time of the meeting, or orally at the meeting. Dissenting stockholders in connection with any item presented do not have rights of appraisal. The proxy and this statement were first mailed to stockholders on or about March 23, 1998.

     If you are a participant in the SIGCORP Automatic Dividend Reinvestment and Stock Purchase Plan (the "Plan"), whole shares credited to your account in the Plan will be voted by the Plan Agent in accordance with a voting instruction form that will be furnished to you by the Plan Agent, provided the form is completed by you and returned to the Plan Agent. If the separate voting instruction form is returned signed but without instructions, your Plan shares will be voted in accordance with the recommendations of management. If the separate voting instruction form for the Plan shares is not returned to the Plan Agent or if it is returned unsigned or improperly marked, none of your Plan shares will be voted unless you vote in person. If you wish to vote the Plan shares in person, a proxy may be obtained upon written request received by the Plan Agent (Harris Trust & Savings Bank, Reinvestment Services, P.O. Box A3309, Chicago, Illinois 60690) at least 15 days prior to the meeting.


COST AND METHOD OF SOLICITATION

     The cost of preparing, assembling, printing, and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to the stockholders in connection with the solicitation of proxies for the meeting will be borne by SIGCORP and SIGECO. In order to be assured that a quorum of outstanding stock will be represented at the meeting, proxies may be solicited by officers and regular employees of SIGCORP or SIGECO, personally, by telephone, telegraph, fax, or mail. In addition, Continental Stock Transfer & Trust Co., 2 Broadway, New York, New York 10004 and/or D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 may assist SIGCORP and SIGECO in the solicitation of proxies. It is anticipated that the cost of such solicitations will not exceed $10,000 plus reasonable out-of-pocket expenses. Brokers, banks, nominees and other fiduciaries will be reimbursed for postage and other reasonable out-of-pocket expenses incurred in sending this Joint Proxy Statement and other materials to, and obtaining instructions relating to such materials from, beneficial owners of SIGCORP and SIGECO stock.

MATTERS TO BE VOTED UPON

     As of this date, the only known business to be presented at the 1998 joint annual meeting of stockholders is (1) the election of three directors of SIGCORP and three directors of SIGECO to serve for a term of three years and until their successors are duly elected and qualified, and (2) the ratification of the appointment of Arthur Andersen LLP as auditors for 1998. However, the enclosed proxy authorizes the proxy holders named therein to vote on all matters that may properly come before the Annual Meetings and it is the intention of the proxy holders to take such action in connection therewith as shall be in accordance with their best judgment. Only shares held by those present at the meeting or for which proxies are returned will be considered to be represented at the meeting. For the purpose of determining a quorum, shares represented at the meeting are counted without regard to abstentions or broker non-votes as to any particular item.


RECORD DATE

     The Boards of Directors have fixed March 13, 1998, as the date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on March 13, 1998 will be entitled to vote at the meeting or at any adjournments thereof, unless the Boards of Directors fix a new record date for the adjourned meeting which must be done if the adjourned meeting date is after August 26, 1998.


VOTING SECURITIES

     As of the record date, there were 23,630,568 shares of Common Stock of SIGCORP outstanding and entitled to vote. SIGECO's voting securities outstanding on the record date consisted of 85,895 shares of 4.8% Preferred Stock, 25,000 shares of 4.75% Preferred Stock, 75,000 shares of 6.50% Preferred Stock, and 15,754,826 shares of Common Stock owned by SIGCORP. Each share of the respective companies is entitled to one vote on each question presented to a vote of the stockholders of that company at its annual meeting. However, unless the holder personally appears at the meeting, shares for which no proxy is returned (whether registered in the name of the actual holder thereof or in nominee or street name) will not be voted.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of December 31, 1997, each of the following stockholders was known to the management to be the beneficial owner of more than five percent of the outstanding shares of any class of voting securities as set forth below.


                                                                          AMOUNT AND
                                                                          NATURE OF
                                    NAME AND ADDRESS OF                   BENEFICIAL             PERCENT
TITLE OF CLASS                      BENEFICIAL OWNER                      OWNERSHIP              OF CLASS
-------------------                 ------------------                    ----------             -------
$100 Par Preferred                  SALKELD & CO.                         18,000 Shares          9.7%
Stock of SIGECO                     P.O. Box 704                          Registered Owner
                                    Church Street Station
                                    New York, NY 10008

                                    IDS Certificate Company               75,000 Shares          40.3%
                                    c/o IDS Financial                     Registered Owner
                                    Services, Inc.
                                    3000 IDS Tower 10
                                    Minneapolis, MN 55440

Common Stock of SIGECO              SIGCORP, Inc.                         15,754,826 Shares      100%
                                    20 N.W. Fourth Street                 Registered Owner
                                    P.O. Box 3606
                                    Evansville, IN 47735-3606


                              ELECTION OF DIRECTORS

     SIGCORP's and SIGECO's Boards of Directors each consist of 9 members of whom one-third are elected each year to serve terms of three years or until the director's earlier retirement pursuant to the respective Boards of Directors' Retirement Policy. It is intended that the enclosed form of proxy will be voted for the election of Messrs. Andrew E. Goebel, Donald A. Rausch and Richard W. Shymanski, all of whom are now members of the Boards, as directors of SIGCORP and SIGECO, respectively, for three year terms or until the director's earlier retirement. In any election of directors, the persons receiving a plurality of the votes cast are elected to the vacancies to be filled.

     Each of the nominees has signified his willingness to serve if elected. If, however, any situation should arise under which any such person should be unable to serve, the authority granted in the enclosed proxy card may be exercised by the proxy holders for the purpose of voting for a substitute nominee. Set forth below is information with respect to the nominees and the other members of the Boards of Directors. If not otherwise indicated, the principal occupation listed for any individual has been the same for at least five years. THE BOARDS OF DIRECTORS RECOMMEND A VOTE "FOR" ALL OF THE NOMINEES LISTED BELOW.




NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 1998


[PHOTO]
Andrew E. Goebel


Andrew E. Goebel,  50, Executive Vice President of SIGCORP since September 1997;
   Secretary and Treasurer of SIGCORP 1996-1997; President and Chief Executive Officer of SIGECO since September 1997; Senior Vice President, Chief Financial Officer and Secretary of SIGECO 1996-1997; Senior Vice President, Chief Financial Officer, Secretary & Treasurer of SIGECO 1989-1996; and Vice President, Secretary and Treasurer of SIGECO 1984-1989. He is also a director of Old National Bank of Evansville. He has been a director of SIGCORP and SIGECO since September 1997.




[PHOTO]
Donald A. Rausch

Donald A.  Rausch,  67,  Chairman of the Board,  President  and Chief  Executive
   Officer 1990-1995, of UF Bancorp, Inc., Evansville, Indiana; Chairman of the Board and President, 1985-1995, of Union Federal Savings Bank, Evansville, Indiana. He is also a director of The Citizens National Bank of Evansville. He has been a director of SIGECO since 1982 and a director of SIGCORP since 1996.





[PHOTO]
Richard W. Shymanski

Richard W.  Shymanski,  61,  Chairman  of the Board since  1995,  and  President
   1983-1995, of Harding Shymanski & Company, Professional Corporation, Certified Public Accountants, Evansville, Indiana. He has been a director of SIGECO since 1989 and a director of SIGCORP since 1996.

CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 1999



[PHOTO]
John M. Dunn

John M. Dunn,  59,  President and Chief  Executive  Officer of Dunn  Hospitality
   Group, Evansville, Indiana, hotel development and management company. He is also a director of Old National Bank of Evansville. He has been a director of SIGECO and SIGCORP since 1996.



[PHOTO]
John D. Engelbrecht

John D. Engelbrecht, 46, President of South Central Communications,  Evansville,
   Indiana, owner and operator of radio and television stations in Indiana, Kentucky and Tennessee and MUZAK franchises in 14 U.S. cities. He is also a director of CNB Bancshares, Evansville, Indiana. He has been a director of SIGECO and SIGCORP since 1996.





[PHOTO]
Robert L. Koch II

Robert L. Koch II, 59,  President  and Chief  Executive  Officer of George  Koch
   Sons, Inc., Evansville, Indiana, manufacturers of industrial painting systems and distributors of heating and air conditioning equipment. He is a director of CNB Bancshares, Inc. of Evansville and Bindley Western Industries, Inc. of Indianapolis, Indiana. He has been a director of SIGECO since 1986 and a director of SIGCORP since 1996.



CURRENT DIRECTORS WHOSE TERMS EXPIRE IN 2000


[PHOTO]
Ronald G. Reherman

Ronald G.  Reherman,  62,  Chairman,  President and Chief  Executive  Officer of
   SIGCORP since January 1996; Chairman of SIGECO since September 1997; Chairman, President and Chief Executive Officer of SIGECO 1991-1997; President and Chief Executive Officer of SIGECO 1990-1991; President and Chief Operating Officer of SIGECO 1988-1990; Executive Vice President and General Manager of SIGECO 1985-1988. He is also a director of Ohio Valley Electric Corp., Indiana-Kentucky Electric Corp., National City Bancshares and the National City Bank of Evansville. He has been a director of SIGECO since 1985 and a director of SIGCORP since 1996.

[PHOTO]
Donald E. Smith

Donald E. Smith,  71,  President and Chief Executive  Officer of First Financial
   Corporation, Terre Haute, Indiana; Chairman and director of Terre Haute First National Bank, Terre Haute, Indiana; President and director of Terre Haute Oil Corp., Chairman and director of Princeton Mining Co. Inc., Chairman and director of Deep Vein Coal Company, and Chairman and director of R.J. Oil Co., all of Terre Haute, Indiana; and a director of Blackhawk Coal Corporation. He has been a director of SIGECO since 1964 and a director of SIGCORP since 1996.



[PHOTO]
James S. Vinson

James S. Vinson,  56,  President and  Professor of Physics at the  University of
   Evansville in Evansville, Indiana since 1987. Vice President of Academic Affairs and Professor of Physics at Trinity University at San Antonio, Texas 1983-1987. He has been a director of SIGECO since 1989 and a director of SIGCORP since 1996.






CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Richard  W.  Shymanski  is  Chairman  of the Board of Harding  Shymanski  &
Company, Certified Public Accountants, which firm in 1997 performed certain consulting and accounting services for SIGCORP subsidiaries, and is expected to perform such services in 1998. During 1997, the cost of such services was $311,184, which the Company believes to be a fair and reasonable price for the services rendered.

COMMITTEES AND COMPENSATION OF THE BOARDS OF DIRECTORS

     The committees of each of the SIGCORP and SIGECO Boards are the Executive Committee, the Audit Committee, the Compensation Committee and the Strategic Planning Committee. With the exception of the Executive Committees, the members of the committees are the same individuals for both SIGCORP and SIGECO.

     The Executive Committees act on behalf of the Board of Directors of SIGCORP or SIGECO, as applicable, when the respective Boards are not in session, except on those matters which require action of the full Boards. The Executive Committees meet as required. The members of the SIGCORP Executive Committee are Ronald G. Reherman, (Chairman) Donald A. Rausch, Robert L. Koch II, Donald E. Smith and John M. Dunn. The members of the SIGECO Executive Committee are Andrew
E. Goebel (Chairman), Ronald G. Reherman, Donald A. Rausch, Robert L. Koch II, Donald E. Smith and John M. Dunn. The SIGCORP and SIGECO Executive Committees met 15 times in 1997.

     The Audit Committees of SIGCORP and SIGECO meet at least twice each year with the independent auditors and internal auditing staff to review audit procedures and recommendations for improvements in internal controls. The members of the SIGCORP and SIGECO Audit Committees are John M. Dunn (Chairman), John D. Engelbrecht and James S. Vinson. The Audit Committees met twice in 1997.

     The Compensation Committees of SIGCORP and SIGECO advise and recommend to the Board of Directors the salaries to be paid to the Chairman of the Board (when also serving as an employee), the Chief Executive Officer, the President, and the Chief Operating Officer of the respective companies. The Compensation Committee of SIGECO also administers that company's Corporate Performance Plan and 1994 Stock Option Plan. The members of the Compensation Committees are Donald A. Rausch (Chairman), Richard W. Shymanski, Robert L. Koch II and Donald
E. Smith. The Compensation Committees met six times in 1997.

     The Strategic Planning Committees of SIGCORP and SIGECO assist the Chairman of the Board in evaluation of strategic alternatives for the Corporations. The members of the Strategic Planning Committees are Ronald G. Reherman (Chairman), Robert L. Koch II, Donald A. Rausch and Donald E. Smith. The Strategic Planning Committees met six times in 1997.

     The Boards of Directors of SIGCORP and SIGECO had 14 meetings in 1997. No director attended fewer than 75% of the Boards of Directors meetings or the aggregate of such meetings and meetings of the committees of the Boards of which he is a member.

     During 1997, each director who was not an employee of SIGECO or SIGCORP received $15,000 (which includes $3,000 in SIGCORP, Inc. common stock) and $700 for each Board meeting attended. Each director who was not an employee of SIGECO or SIGCORP was paid $700 for each Committee meeting attended. Directors are reimbursed for ordinary expenses incurred in performance of their duties.

     Since each director serves on both the SIGCORP and SIGECO Boards and on the same committees of each Board (except in the case of Mr. Goebel who is a member of one but not both Executive Committees), the yearly retainer applies to service on both Boards and separate meeting fees are paid only if the meeting of the SIGCORP or SIGECO Board, as the case may be, or one of the Committees thereof, is not held in conjunction with a meeting of the corresponding Board or committee. The usual practice of SIGCORP and SIGECO is to hold meetings of the SIGCORP and SIGECO Boards, and the corresponding committees, in conjunction with each other in order to limit each director to a single meeting fee for each set of meetings. This is also true for the Executive Committees even though their membership is not identical. During 1997, there were no board or committee meetings that deviated from that practice.


SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the beneficial ownership, as of December 31, 1997, of SIGCORP Common Stock, by each director, the Chief Executive Officer, and each of the other executive officers named in the Compensation Table found under "Executive Compensation" below. Also shown is the total ownership for such persons and other executive officers as a group. No member of the group is the beneficial owner of any of SIGECO's Preferred Stock.

     At the beginning of 1998, it was discovered that Robert L. Koch II, because of an oversight, had not filed the required report with the Securities and Exchange Commission in connection with the purchase in 1994 of 200 shares of SIGECO common stock by the bank which administers his individual retirement account. A report regarding this transaction has now been filed and the table below includes those shares.

                                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)
                                                        --------------------------------------------------------
NAME OF BENEFICIAL OWNER(1)                               DIRECT      INDIRECT         TOTAL    PERCENT OF CLASS
------------------------                                  ------       -------         -----     ---------------
John M. Dunn...........................................    2,232            --          2,232          .01
John D. Engelbrecht....................................      586            --            586           --
Robert L. Koch II......................................    3,222            --          3,222          .01
Donald A. Rausch.......................................   12,357            --         12,357          .05
Ronald G. Reherman.....................................   10,928           559         11,487          .05
Richard W. Shymanski...................................    1,990         8,158         10,148          .04
Donald E. Smith(3) ....................................   20,444         1,616         22,060          .09
James S. Vinson........................................      525            --            525           --
Andrew E. Goebel.......................................    6,555            --          6,555          .03
J. Gordon Hurst........................................    1,944            --          1,944          .01
Ronald G. Jochum.......................................      300            --            300           --
Jeffrey L. Davis.......................................      156            --            156           --
All of the above and other executive officers
as a group (13)........................................                                72,796          .31



----------
(1) Beneficial ownership includes those shares over which an individual has sole or shared voting, or investment powers, such as shares in which the spouse, minor children or other relatives living in the home of the named person have a beneficial interest, and shares held in SIGCORP's Dividend Reinvestment Plan and other trust accounts.
(2) Includes shares held jointly or in other capacities, as to which in some cases beneficial ownership is disclaimed. Does not include shares which the named individual has the right to acquire under the 1994 Stock Option Plan. See Table 3 for the number of shares that can currently be acquired.

(3) Donald E. Smith is a director and President of Princeton Mining Company, which owns 360,186 shares of Common Stock; director and President of R.J. Oil and Refining Co., Inc., which owns 129,331 shares of Common Stock; director of Blackhawk Coal Corporation, which owns 188,599 shares of Common Stock; Chairman, CEO, President and director of Terre Haute First National Bank, which holds 44,719 shares of Common Stock as trustee; and President and director of Terre Haute Oil Corporation, which owns 3,199 shares of Common Stock. The aggregate number of such shares represents 3.07 percent of Common Stock outstanding.



EXECUTIVE COMPENSATION

     GENERAL. The following three tables set forth compensation paid by SIGCORP and SIGECO to the five highest paid executive officers of SIGCORP or SIGECO during the past three years whose total cash compensation for the calendar year 1997 exceeded $100,000. The tables include a Summary Compensation Table (Table
1); a table showing Option Grants in Last Fiscal Year (Table 2), and a table showing Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values (Table 3).


                                     TABLE 1
                           SUMMARY COMPENSATION TABLE

              (a)                             (b)          (c)             (d)           (e)            (f)
                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS:
                                                                                       SHARES
                                                  ANNUAL COMPENSATION                UNDERLYING
      NAME AND PRINCIPAL                     ------------------------------------    OPTIONS(2)      ALL OTHER
 POSITION AT SIGCORP OR SIGECO               YEAR        SALARY         BONUS(1)       (#)(3)      COMPENSATION
-----------------------------------          -----      ---------       ---------   ------------   -------------
Ronald G. Reherman                           1997        $346,875        $67,000        52,955           None
Chairman, President and Chief                1996         331,875         64,000          None           None
Executive Officer of SIGCORP and             1995         315,833         60,000          None           None
Chairman of the Board of SIGECO

Andrew E. Goebel                             1997         190,208         35,000        20,993           None
Executive Vice President of SIGCORP          1996         173,542         33,600          None           None
and President and Chief                      1995         166,333         32,000          None           None
Executive Officer of SIGECO

J. Gordon Hurst                              1997         177,083         32,800        19,858           None
Executive Vice President                     1996         162,333         31,200          None           None
and Chief Operating Officer of SIGECO        1995         153,917         29,200          None           None

Ronald G. Jochum                             1997         123,958         18,000         4,728           None
Vice President and Director                  1996         118,958         11,500         5,162           None
of Power Production of SIGECO                1995         113,958         11,000         5,633           None

Jeffrey L. Davis                             1997          98,125         13,650         3,783           None
Vice President of Marketing                  1996          87,603          8,250         3,914           None
and Customer Service of SIGECO               1995          78,125         11,250         4,041           None


----------
(1) These amounts are cash awards under the Corporate Performance Plan based on performance for the prior plan year as described in the report of the Compensation Committee below.

(2) See "Compensation Committee Report on Executive Compensation" beginning on page 9, and the information provided in Tables 2 and 3, for a discussion of the 1994 Stock Option Plan applicable to certain officers, staff and managers of SIGECO.

(3) Options granted in 1995 and 1996 are restated to reflect 3 for 2 common stock split on March 27, 1997.


                                     TABLE 2
                        OPTION GRANTS IN LAST FISCAL YEAR
                                  INDIVIDUAL GRANTS
 ---------------------------------------------------------------------------------------------------------------
                     NUMBER OF        % OF TOTAL                                        POTENTIAL REALIZABLE
                 SHARES UNDERLYING      OPTIONS       EXERCISE                            VALUE AT ASSUMED
                      OPTIONS         GRANTED TO       OR BASE                          ANNUAL RATES OF STOCK
                    GRANTED(1)       EMPLOYEES IN     PRICE(2)       EXPIRATION          PRICE APPRECIATION
      NAME              (#)           FISCAL YEAR  (PER SHARE)($)       DATE              FOR OPTION TERM($)
      -----       --------------     ------------   -------------    -----------     --------------------------
                                                                                         5%(3)       10%(3)
                                                                                      -----------  -----------
R.G. Reherman         52,955              38.00        26.4375       07/14/2007           880,445    2,231,232
A.E. Goebel           20,993              15.07        26.4375       07/14/2007           349,035      884,529
J.G. Hurst            19,858              14.25        26.4375       07/14/2007           330,164      836,706
R.G. Jochum            4,728               3.39        26.4375       07/14/2007            78,608      199,211
J.L. Davis             3,783               2.71        26.4375       07/14/2007            62,896      159,394

----------
(1) The options were granted July 14, 1997. For Messrs. Reherman, Goebel and Hurst, options vest one-half of the total each year after the date of grant with total vesting occurring at the two-year anniversary. For Messrs. Jochum and Davis, options vest one year after the date of grant.

(2)  Equal to market price on grant date.

(3) These values are not a prediction of what SIGCORP believes the market value of its common stock will be in the next 10 years. They are merely assumed values required to be calculated in accordance with SEC Rules.



                                     TABLE 3
                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                     SECURITIES
                             SHARES          UNDERLYING              UNDERLYING                    VALUE OF
                            ACQUIRED         UNEXERCISED             UNEXERCISED                  UNEXERCISED
                               ON               VALUE                OPTIONS AT                  IN-THE-MONEY
                            EXERCISE         REALIZED(1)             YEAR-END(2)             OPTIONS AT YEAR-END(3)
 YEAR           NAME           (#)               ($)                     (#)                          ($)
 -----          -----     ------------      ------------             -----------             --------------------
                                                              EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
1997      R.G. Reherman         0                 0                 97,736/52,955              1,071,019/155,555
1997      A.E. Goebel           0                 0                 39,097/20,993                 428,435/61,666
1997      J.G. Hurst            0                 0                 35,677/19,858                 390,958/58,332
1997      R.G. Jochum           0                 0                  16,019/4,728                 139,322/13,887
1997      J.L. Davis          1,500           7,750.05                9,305/3,783                  74,966/11,111


----------
(1) Market value of underlying securities at time of exercise minus the exercise price.

(2) Options granted in 1995 and 1996 are restated to reflect 3 for 2 common stock split on March 27, 1997.

(3) Market value of underlying securities at fiscal year-end (December 31, 1997) of $29.375 per share minus the exercise price.

     CHANGE OF CONTROL AGREEMENTS. In order to insure SIGCORP and SIGECO continuity of management and operations in the event of a change of control of SIGCORP or SIGECO, agreements have been entered into between SIGCORP, SIGECO and Messrs. Reherman, Goebel, Hurst, Jochum and Davis. The agreements provide that in the event of a change of control of SIGCORP or SIGECO, the salary of the named officers will continue for the lesser of a period of three years, or until retirement age, at their existing compensation levels (unless a lesser amount is the maximum amount deductible by SIGCORP for United States Federal income tax purposes, in which case the continued salary would be at such lesser amount).

     RETIREMENT PLANS. All officers participate in SIGECO's trusteed, noncontributory tax qualified Pension Plan for Salaried Employees (the "Pension Plan"). Retirement income, as defined in the Pension Plan, is based on an employee's average monthly earnings during the highest paid five consecutive years in the Pension Plan of the employee's final 10 years of continuous service prior to retirement or other termination of employment and is calculated in two increments: 1.42 percent of such average monthly earnings for each year of accredited service or part thereof up to a maximum of 30 years; plus .69 percent of such average monthly earnings for each year of accredited service or part thereof in excess of 30 years to a maximum of 10 years. Amounts payable under the Pension Plan are not subject to social security or other offset.

     The years of service in the Pension Plan credited to officers named in the compensation table above are R.G. Reherman-34 years, 6 months; A.E. Goebel-25 years, 1 month; J.G. Hurst-28 years; R.G. Jochum-3 years, 3 months; and J.L. Davis-17 years, 3 months.

     The following table illustrates the estimated retirement income payable under the Pension Plan, based on the specific remuneration levels and years of service classification shown.



                                             PENSION PLAN TABLE

                                                                    YEARS OF SERVICE
                                         ---------------------------------------------------------------------
            COVERED
         REMUNERATION                        15             20             25            30             35
         -------------                    ---------      ---------      ---------     ---------      ---------
            $100,000....................   $21,300        $28,400        $35,500       $42,600        $46,050
             125,000....................    26,630         35,500         44,380        53,250         57,560
             160,000* and above.........    34,080         45,440         56,800        68,160         73,680



----------

* As of January 1, 1998, the OMNIBUS Budget Reconciliation Act of 1993 (OBRA '93) limited annual compensation to $160,000 for purposes of pension calculations under tax qualified pension plans.

     SIGECO has a non-qualified Supplemental Retirement Plan (the "Supplemental Plan") covering certain senior officers of SIGECO who qualify under the applicable length of service and other eligibility provisions. It is presently anticipated that Messrs. Goebel, Hurst, Jochum and Davis will qualify for benefits under the Supplemental Plan. The Supplemental Plan provides for supplemental retirement income to be paid such that, when combined with benefits receivable under SIGECO's Pension Plan, total retirement benefits paid will be equal to 50 percent of the average of the senior officer's final three years base salary excluding bonuses. In the case of death, survivor benefits are payable to surviving spouse, if any, at an actuarially adjusted level. SIGECO has entered into an agreement with Mr. Reherman that is similar to the Supplemental Plan except that the retirement income paid is equal to 70 percent of his highest annualized salary as Chief Executive Officer or Chairman of SIGECO. SIGECO has purchased life insurance on the participants sufficient in amount to fund actuarially all of SIGECO's future liabilities under the Supplemental Plan and the Agreement.

     DEATH BENEFITS PLAN. SIGECO has a Supplemental Post-Retirement Death Benefits Plan for officers and other senior executives to provide retired participants with the equivalent of 25-35 percent of the pre-retirement group life insurance benefit under SIGECO's group insurance plan for salaried employees. SIGECO has purchased insurance on the lives of the participants, which is projected to allow SIGECO to recover the entire cost of this plan.

     STOCK OPTION PLAN. The 1994 Stock Option Plan was adopted by the Board of Directors at its meeting held December 21, 1993, and by SIGECO's shareholders at their meeting held March 22, 1994. Pursuant to the exchange whereby SIGECO common stockholders became stockholders of SIGCORP, SIGECO's common stockholders, by agreeing to the exchange, also agreed to the amendment of the 1994 Stock Option Plan to provide for the issuance of SIGCORP shares. The 1994 Stock Option Plan authorizes the granting of options to officers and key employees of SIGECO to purchase up to 750,000 shares of SIGCORP Common Stock (adjusted for 3 for 2 stock split on March 27, 1997). Options granted under the 1994 Stock Option Plan may constitute incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualified stock options (collectively, "options"). To date, a total of 470,362 options have been granted.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Program is administered and monitored by the Compensation Committees. The Compensation Committees are composed entirely of independent, nonemployee directors. The main objectives of the program are to:

     o attract and retain an outstanding management team,

     o motivate and reward outstanding performance results, and

     o focus attention on plans, goals and initiatives which enhance value to shareholders and to the customers of SIGECO.

     In order to achieve these objectives, the Executive Compensation Program consists of three elements: a base salary plan, an annual corporate performance incentive plan and a long-term stock option plan. The key elements of the compensation package for executive officers are addressed in greater detail below.

     BASE SALARY PLAN. The Compensation Committees determine the annual base salaries for senior officers and the salary ranges for all officer positions. The determination of officer salaries and salary ranges is based upon competitive norms (averages) for similar positions in reasonably comparable electric and combination utility companies. An independent consultant is retained to provide such information to the Compensation Committees.

     Adjustments to actual base salaries take into consideration two key variables: 1) the performance of the officer, and 2) the level of actual salary compared with the midpoint of the applicable salary range, where midpoint is defined as the competitive salary norm for the position. In general, individuals whose performance is deemed fully competent over several years would be expected to achieve a base salary at the midpoint level.

     CORPORATE PERFORMANCE INCENTIVE PLAN. Approximately 23 officers and senior management personnel participate in the Performance Plan (the "Performance Plan"). Prior to 1997, the annual Corporate Performance Incentive Plan provided for the payment of additional compensation contingent upon the achievement of certain specific shareholder and customer related goals. Goal achievement was primarily judged on a comparison with the results of ten similar companies in five critical results areas as set forth in the table on page 11. In addition, plan participants were also judged on their achievement of specific individual goals which were developed in support of corporate objectives. These individual goals were often, but not exclusively, connected to the implementation of initiatives related to long-term strategic objectives.

     The Performance Plan design is reviewed annually by the Compensation Committees. Based on corporate and individual performance results, the Plan through 1997 provided the following award opportunities: 20-30% of base salary for the Chief Executive Officer; 10-30% of base salary for the senior vice presidents; and 5-25% of base salary for all other participants.

     An independent consultant is retained to assist in the process of goal formulation and to provide an independent assessment of goal achievement to the Compensation Committees at the end of each Performance Plan year. The annual awards paid under the Performance Plan for years 1995, 1996 and 1997 are shown in column (d) of the Summary Compensation Table (Table 1) for the individuals named therein.

     During 1997, the Performance Plan was revised to reflect changes in the industry and to refocus on goals which are key to the success of the Companies. Corporate goals were established for financial and operating results which will serve as the basis for award payments, if any, granted in 1998. They include the following:

         1. earnings per share
         2. overall customer satisfaction index
         3. total electric O&M (excluding fuel and purchased power) per Kwh sold
         4. overall equivalent availability of coal fired generating units
         5. reportable safety incident rate

     In addition, changes were made to provide award opportunities which are more competitive with industry practice. For the revised Plan, the following award opportunities apply: 25-55% of base salary for the Chairman; 15-45% of base salary for the Chief Executive Officer and Chief Operating Officer; and 5-35% of base salary for all other participants. However, total payout under the Plan is limited to a maximum of 2% of net income.

     LONG-TERM STOCK OPTION PLAN. As indicated above, the 1994 Stock Option Plan was approved by the stockholders during 1994. Approximately 23 officers and senior management personnel are eligible to participate in the plan. On July 14, 1997, the Compensation Committees granted stock options to certain plan participants. None of the options granted in 1997 are exercisable prior to July 14, 1998.

     The stock option awards for executive officers along with additional details are included in Tables 2 and 3.

     DISCUSSION OF CEO PAY. Consistent with overall executive compensation program philosophy, the Compensation Committees structured the CEO's total compensation during 1997 based on the overall performance of SIGECO, competitive pay levels for CEO's in the utility industry, and a multi-year plan for the CEO to achieve a base salary level at or about the established midpoint for the position.

     During 1997, the Compensation Committees took the following actions regarding the CEO:

          1. Increased base salary to $350,000 per year. This represented an increase of 4.5%, which brought the CEO's base salary to its 1997 competitive norm.

          2. Provided a cash incentive of $67,000 based on results achieved under the Corporate Performance Incentive Plan for the plan year 1996.

     During the Performance Plan year 1996, performance as measured against its ten company comparison group resulted in the following:

--------------------------------------------------------------------------------
KEY PERFORMANCE INDEX                           OBJECTIVE   SIGECO RATING
--------------------------------------------------------------------------------
Total 5 Year Shareholder Return                 Highest     9th best (highest)
--------------------------------------------------------------------------------
3 Year Average Annual Net Income Growth         Highest     5th best (highest)
--------------------------------------------------------------------------------
Electric Revenue per Kwh                        Lowest      2nd best (lowest)
--------------------------------------------------------------------------------
Gas Revenue per Mcf                             Lowest      2nd best (lowest)
--------------------------------------------------------------------------------
3 Year Average Annual Growth of Net                         7th
Operating Expense per Customer                  Lowest      best (lowest)
--------------------------------------------------------------------------------

     Under the Performance Plan formula, these performance ratings earned an incentive award of 20% of base salary for the CEO.

         Compensation Committee
               Donald A. Rausch, Chairman            R.W. Shymanski
               Robert L. Koch II                     Donald E. Smith

PERFORMANCE COMPARISONS

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return on SIGCORP Common Stock, assuming reinvestment of all dividends, against the cumulative total return of the S&P Composite 500 Stock Index and the EEI Combination Gas and Electric Investor-Owned Utilities' Index, over the past five years.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                     AMONG SIGCORP, INC., THE S&P 500 INDEX
      AND THE EEI COMBINATION GAS & ELECTRIC INVESTOR-OWNED UTILITIES INDEX

[THE FOLLOWING TABLE REPRESENTS A CHART IN THE PRINTED MATERIAL]

             SIGCORP, INC.       S&P 500         EEI COMBINATION GAS & ELECTRIC
                                                    INVESTOR-OWNED UTILITIES
12/92             100              100                       100
12/93             105              110                       112
12/94              87              112                        97
12/95             120              153                       124
12/96             126              189                       123
12/97             168              252                       159




* $100 INVESTED ON 12/31/91 IN STOCK OR INDEX
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Under applicable Securities and Exchange Commission Rules, there were no interlocks or insider participation on the Compensation Committee during 1997.



                     RATIFICATION OF APPOINTMENT OF AUDITORS

     It is intended that, unless otherwise specified by the SIGCORP and SIGECO stockholders entitled to vote, votes will be cast pursuant to the proxies hereby solicited in favor of the ratification of the appointment by the Boards of Directors of Arthur Andersen LLP as independent auditors of SIGCORP and SIGECO for the year 1998. The Arthur Andersen firm has acted for SIGECO in this capacity since 1918 and for SIGCORP since its inception. The Companies are advised that neither the firm nor any of its partners has any financial interest in or any connection with SIGCORP or SIGECO except in the capacity of auditors. A representative of Arthur Andersen LLP will attend the Joint Annual Meeting and will be available to answer any questions and may make a statement if he so desires. THE BOARDS OF DIRECTORS RECOMMEND A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF AUDITORS.


                              SHAREHOLDER PROPOSALS

     Proposals by shareholders to be presented at the next annual meeting of shareholders of SIGCORP and SIGECO currently scheduled to be held on April 27, 1999 must be received by SIGCORP or SIGECO, as the case may be, on or before November 23, 1998 for inclusion in the Proxy Statement relating to that meeting.

     OTHER BUSINESS. The Joint Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Boards of Directors of SIGCORP and SIGECO know of no business to be transacted at the meeting other than the election of directors and the ratification of the appointment of auditors. However, if any other business should properly be presented to the Joint Annual Meeting, the proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                     SIGCORP, INC.
                                     and
                                     SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

                                     By Order of the Boards of Directors,


                                     /s/T.L. Burke
                                     -------------
                                     T.L. Burke
                                     Secretary
Evansville, Indiana
Date: March 23, 1998

                   SOUTHERN INDIANA GAS AND ELECTRIC COMPANY
                (PROXY - Solicited on Behalf of the Management)

The undersigned hereby appoints R.G. REHERMAN, or in the event of his absence, A.E. GOEBEL, his attorney and proxy, in the order herein named, each with power of substitution, to vote at the annual meeting of stockholders of SOUTHERN INDIANA GAS & ELECTRIC COMPANY to be held at Evansville, Indiana on April 28, 1998 or any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, as follows:

          (Management recommends a vote "FOR" each of the items below)

(1) ELECTION OF DIRECTORS (three-year term):

          FOR all nominees listed below or any substitute
          therefor if unable to serve (except as written         / /
          to the contrary below)

WITHHOLD AUTHORITY to
vote for all nominees listed below                               / /

Nominees - Andrew E. Goebel, Donald A. Rausch, and Richard W. Shymanski
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee name below:

--------------------------------------------------------------------------------

(2) RATIFICATION OF APPOINTMENT OF AUDITORS:

    FOR / /    AGAINST / /    ABSTAIN / /

all as more fully set forth in the proxy statement received by the undersigned and on all other matters that may legally come before the meeting.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

The signature should correspond with the name as it appears hereon. Where stock is registered in the names of two or more persons, all should sign. Persons signing as executors, administrators, trustees, etc., should so indicate. A proxy executed by a corporation should be signed in its name by an executive officer.

IF NOT OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


PLEASE SIGN HERE EXACTLY ______________________________________________________

AS NAME APPEARS BELOW    ______________________________________________________

                                    Dated: _______________________________ 1998

                                    / / I PLAN TO ATTEND THE MEETING


                                                               Proxy for
                                                            Annual Meeting
                                                           of Stockholders
                                                              To Be Held
                                                            April 28, 1998


The management requests that you sign, date, and return this proxy in the enclosed envelope which requires no postage. If you attend the meeting and so request, the proxy will not be voted.

                         (CONTINUED FROM REVERSE SIDE)

                                  SIGCORP, INC.
                (PROXY - Solicited on Behalf of the Management)

The undersigned hereby appoints R.G. REHERMAN, or in the event of his absence, A.E. GOEBEL, his attorney and proxy, in the order herein named, each with power of substitution, to vote at the annual meeting of stockholders of SIGCORP, INC. to be held at Evansville, Indiana on April 28, 1998 or any adjournment thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, as follows:

          (Management recommends a vote "FOR" each of the items below)

(1) ELECTION OF DIRECTORS (three-year term):

          FOR all nominees listed below or any substitute
          therefor if unable to serve (except as written         / /
          to the contrary below)

WITHHOLD AUTHORITY to
vote for all nominees listed below                               / /

Nominees - Andrew E. Goebel, Donald A. Rausch, and Richard W. Shymanski
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee name below:

--------------------------------------------------------------------------------

(2) RATIFICATION OF APPOINTMENT OF AUDITORS:

    FOR / /    AGAINST / /    ABSTAIN / /

all as more fully set forth in the proxy statement received by the undersigned and on all other matters that may legally come before the meeting.

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

The signature should correspond with the name as it appears hereon. Where stock is registered in the names of two or more persons, all should sign. Persons signing as executors, administrators, trustees, etc., should so indicate. A proxy executed by a corporation should be signed in its name by an executive officer.

IF NOT OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.


PLEASE SIGN HERE EXACTLY ______________________________________________________

AS NAME APPEARS BELOW    ______________________________________________________

                                    Dated: _______________________________ 1998

                                    / / I PLAN TO ATTEND THE MEETING


                                                               Proxy for
                                                            Annual Meeting
                                                           of Stockholders
                                                              To Be Held
                                                            April 28, 1998


The management requests that you sign, date, and return this proxy in the enclosed envelope which requires no postage. If you attend the meeting and so request, the proxy will not be voted.

                         (CONTINUED FROM REVERSE SIDE)